Exhibit 99.1

EVERTEC REPORTS THIRD QUARTER 2026 RESULTS
Delivers strong results and raises full year 2026 outlook

SAN JUAN, PUERTO RICO – November 3, 2026 – EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the third quarter ended September 30, 2026.
Third Quarter 2026 Highlights and Recent Highlights

•Revenue increased 24% to $283.0 million, approximately 21% on a constant currency basis
•GAAP Net Income attributable to common shareholders was $29.9 million, or $0.49 per diluted share
•Adjusted EBITDA increased 19% to $110.5 million and Adjusted earnings per common share increased 16% to $1.07
•Returned $18.4 million to shareholders through share repurchases and dividends
•Raised full-year 2026 Revenue and Adjusted earnings per common share outlook
•Completed the acquisition of BBChain, expanding capabilities in blockchain, tokenization, and digital asset technology infrastructure

“Evertec’s transformation is translating into strong results. We have built a broader, more diversified company with greater scale, deeper capabilities and more opportunities to grow across Puerto Rico and Latin America,” said Mac Schuessler, President and CEO. “Our third-quarter performance and updated full-year outlook reflect the momentum across the business and our focus on executing against the long-term opportunity ahead.”
Third Quarter 2026 Results

Revenue. Total revenue for the quarter ended September 30, 2026 was $283.0 million, an increase of 24%, compared with $228.6 million in the prior year quarter driven by contributions from the acquisitions completed in the current and prior year, organic growth across most of the Company's segments, and favorable foreign currency fluctuations. Constant currency revenue amounted to $277.0 million representing growth of 21%. Latin America revenue increased, reflecting contributions from the recent acquisitions, continued organic growth across the region, as well as a $6 million benefit from favorable foreign currency movements. Payment Services revenue increased, driven by higher POS transactions and growth in ATH Movil, primarily in ATH Business. Merchant acquiring revenue increased, reflecting higher sales volume and higher non-transactional revenue. Business Solutions revenue contracted, primarily reflecting the 10% discount to Popular that came into effect in the fourth quarter of 2025.

Net Income attributable to common shareholders. For the quarter ended September 30, 2026, GAAP Net Income attributable to common shareholders was $29.9 million or $0.49 per diluted share, compared with $32.9 million or $0.51 per diluted share in the prior year quarter. The year-over-year change primarily reflects a $6 million net gain from R&D tax credits recognized in the prior-year period, with no comparable gain in the current quarter, along with higher interest expense reflecting higher interest rates and increased debt outstanding associated with the recent acquisitions, and higher income tax expense. The higher effective tax rate was driven in part by a greater contribution from Latin American jurisdictions with higher statutory tax rates.

Adjusted EBITDA and Adjusted EBITDA Margin. For the quarter ended September 30, 2026, Adjusted EBITDA was $110.5 million, an increase of $17.9 million when compared to the prior year quarter, driven by the increase in revenues. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenue) was 39.0%, compared with 40.5% in the prior year. The decrease primarily reflects the increasing weight of Latin America, reflecting the region's continued growth and different margin profile.

Adjusted Net Income and Adjusted earnings per common share. For the quarter ended September 30, 2026, Adjusted Net Income was $64.8 million, an increase of $5.0 million when compared with $59.8 million in the prior-year quarter. The increase is primarily driven by the higher Adjusted EBITDA, partially offset by a higher adjusted effective tax rate, higher operating depreciation and amortization expense, higher interest expense, and non-controlling interest related to Tecnobank. Adjusted earnings per common share was $1.07, an increase of 16% compared with $0.92 in the prior year quarter, driven by the Adjusted Net Income results and a lower share count reflecting the impact of share repurchases completed during the current and prior year.

Share Repurchase

During the three months ended September 30, 2026, the Company repurchased 500,946 shares of its common stock at an average price of $30.78 per share for a total of $15.4 million.

On July 31, 2026, the Company's Board of Directors approved an increase to the share repurchase authorization to an aggregate $150 million, while maintaining the expiration date of December 31, 2027. At September 30, 2026, approximately $135 million remained available under the program. The Company may repurchase shares in the open market, through accelerated share repurchase programs, 10b5-1 plans, or in privately negotiated transactions, subject to business opportunities and other factors.

2026 Outlook

The Company's revised financial outlook for 2026 is as follows:

•We now expect revenue between $1,088 million and $1,096 million representing growth of approximately 16.7% to 17.6%, an increase from our previous expectation of 16.4% to 17.5%. Constant currency growth is expected to be between 14.5% to 15.4%.
•We now expect Adjusted earnings per common share to be between $4.00 to $4.08 representing growth of approximately 10.5% to 12.7%, an increase from our previous expectation of 8.8% to 13.8%. On a constant currency basis, growth is expected to be between 9.4% to 11.6%.
•We now expect Adjusted EBITDA margin of approximately 39.5%, or 40% on a constant currency basis.
•We now expect capital expenditures to be approximately $95 million.
•We now expect an adjusted effective tax rate of approximately 10% to 11%.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its third quarter 2026 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Karla Cruz-Jusino, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (855) 669-9658 or (412) 317-0088 for international callers; the pin number is 7306217. The replay will be available through Tuesday, November 10, 2026. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business and financial technology provider in Latin America and the Caribbean. The Company is based in Puerto Rico and provides a broad range of merchant acquiring, payment processing and business process management services across 29 countries and territories. EVERTEC owns and operates the ATH network, which we believe is one of the leading personal identification number (“PIN”) debit networks in the Caribbean and Latin America. In addition, EVERTEC provides a comprehensive suite of services for core bank processing and cash processing in Puerto Rico and technology outsourcing in the regions the Company serves. EVERTEC serves a broad and diversified customer base of leading financial institutions, merchants, corporations, and government agencies with solutions that are essential to their operations, enabling them to issue, process and accept transactions securely.For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this earnings release are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other stakeholders to evaluate companies in our industry. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included at the end of this earnings release. These non-GAAP measures include Constant currency revenue, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings per common share, and Constant Currency Adjusted Earnings per common share, each as defined below.

Constant currency revenue represents reported revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period. Constant currency revenue is calculated by applying prior-year period foreign currency exchange rates to current-period revenue.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items and unusual expenses such as: share-based compensation, restructuring related expenses, fees and expenses from corporate transactions such as M&A activity and financing, multi-year non-recurring gains recognized in connection with the sale of tax credits, equity investment income net of dividends received, and the impact from unrealized gains and losses on foreign currency remeasurement for assets and liabilities in non-functional currency. Segment Adjusted EBITDA which is the measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and for this reason is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company’s presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenues.

Adjusted Net Income is defined as Adjusted EBITDA less: operating depreciation and amortization expense, defined as GAAP Depreciation and amortization less amortization of intangibles related to acquisitions such as customer relationships, trademarks, non-compete agreements, among others; cash interest expense defined as GAAP interest expense, less GAAP interest income adjusted to exclude non-cash amortization of debt issue costs and premiums and accretion of discount; income tax expense which is calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for uncertain tax position releases, tax true-ups, windfall from share-based compensation, unrealized gains and losses from foreign currency remeasurement, among others; and non-controlling interests, net of amortization for intangibles created as part of the purchase.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

Constant Currency Adjusted Earnings per common share is defined as Adjusted earnings per common share excluding the impact of fluctuations in foreign currency exchange rates in the current period, calculated by applying prior-year period foreign currency exchange rates to current-period results.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them.

Forward-Looking Statements

Certain statements in this earnings release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future results of operations and financial position, including our guidance for fiscal year 2026; our business strategies; objectives of management for future operations, including, among others, statements regarding our expected growth, international expansion and future capital expenditures; and expectations for and anticipated benefits of acquisitions, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our reliance on our relationship with Popular, Inc. (“Popular”) for a significant portion of our revenues pursuant to our second Amended and Restated Master Services Agreement (“A&R MSA”) with them, and as it may impact our ability to grow our business; our ability to renew our client contracts on terms favorable to us, including but not limited to the current term and any extension of the A&R MSA with Popular and Amended and Restated Independent Sales Organization Sponsorship and Services Agreement (the “A&R ISO Agreement”) with Banco Popular; our reliance on our information technology systems, employees and certain suppliers and counterparties, and certain failures or disruptions in those systems or chains could materially adversely affect our operations; the risk of security breaches or other confidential data theft from our systems; our ability to recruit, retain and develop qualified personnel; fraud by merchants or others; the credit risk of our merchant clients, for which we may also be liable; our use of artificial intelligence (“AI”) and machine learning tools and the evolving regulatory framework governing such technology; a decreased client base due to consolidations and/or failures in the financial services industry; our ability to comply with existing and future rules and regulations in the jurisdictions in which we operate; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; our dependence on payment card network or other network rules, standards, mandates or fees; the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing fiscal challenges and the effects of potential natural disasters; risks associated with our presence in international markets, including global political, social and economic instability; operating an international business in Latin America, Puerto Rico and the Caribbean, in jurisdictions with potential political and economic instability; the impact of exposure to foreign exchange fluctuations and capital controls on our costs, earnings and the value of some of our assets; our ability to protect our intellectual property rights against infringement and to defend ourselves against potential intellectual property infringement claims and the potential impact on our business of such claims, whether or not correct; the possibility that we could lose our preferential tax rate in Puerto Rico; the effect of purchases of our common stock pursuant to our stock repurchase plan on the value of our common stock; and the impact of our leverage on our ability to raise additional capital, that our leverage may limit our ability to react to changes in the economy or our industry, expose us to interest rate risk and prevent us from meeting our obligations with respect to our substantial indebtedness, that we and our subsidiaries may be able to incur significant additional indebtedness, which could further increase such risks; and the other factors set forth under “Part 1, Item 1A. Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.
Investor Contact
Lily Arteaga
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive Income (Loss)

(Dollar amounts in thousands, except share data)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenues	$282,994	$228,587	$805,737	$686,986

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	131,018	124,742	373,504	349,411
Selling, general and administrative expenses	57,714	37,678	162,870	108,992
Depreciation and amortization	43,627	28,435	120,881	85,217
Total operating costs and expenses	232,359	190,855	657,255	543,620
Income from operations	50,635	37,732	148,482	143,366
Non-operating income (expenses)
Interest income	4,164	4,016	11,751	10,346
Interest expense	(21,511)	(16,534)	(59,132)	(50,241)
(Loss) gain on foreign currency remeasurement	(222)	(60)	(4,646)	455
Earnings (losses) from equity investees	1,263	1,346	(5,059)	4,290
Other income (expenses), net	734	6,929	(203)	7,483
Total non-operating expenses	(15,572)	(4,303)	(57,289)	(27,667)
Income before income taxes	35,063	33,429	91,193	115,699
Income tax expense (benefit)	3,550	(31)	28,056	8,175
Net income	31,513	33,460	63,137	107,524
Less: Net income attributable to non-controlling interest	1,641	599	4,109	1,495
Net income attributable to EVERTEC, Inc.’s common stockholders	29,872	32,861	59,028	106,029
Foreign currency translation adjustments	(8,512)	13,593	50,319	92,799
Gain (loss) on cash flow hedges	2,246	(313)	6,985	(6,465)
Unrealized gain on change in fair value of debt securities available-for-sale	2	5	19	15
Other comprehensive income, net of tax	$(6,264)	$13,285	$57,323	$86,349
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$23,608	$46,146	$116,351	$192,378
Net income per common share:
Basic	$0.50	$0.51	$0.97	$1.66
Diluted	$0.49	$0.51	$0.96	$1.64
Shares used in computing net income per common share:
Basic	59,525,183	63,982,424	60,737,496	63,917,639
Diluted	60,421,411	64,766,300	61,424,435	64,692,541

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)	September 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$284,104	$305,993
Restricted cash	30,434	25,838
Accounts receivable, net	187,221	164,381
Settlement assets	30,004	26,098
Prepaid expenses and other assets	92,870	68,462
Total current assets	624,633	590,772
Debt securities available-for-sale, at fair value	3,974	3,202
Equity securities, at fair value	6,058	5,849
Investments in equity investees	19,463	30,120
Property and equipment, net	66,602	64,354
Operating lease right-of-use asset	35,680	38,218
Goodwill	1,065,803	891,992
Other intangible assets, net	603,538	553,082
Deferred tax asset	48,511	45,386
Derivative asset	4,128	—
Other long-term assets	32,757	20,321
Total assets	$2,511,147	$2,243,296
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$169,612	$125,575
Accounts payable	68,710	63,726
Contract liability	31,060	26,573
Income tax payable	7,559	3,218
Current portion of long-term debt	32,817	23,867
Short-term borrowings	30,000	10,000
Current portion of operating lease liability	5,835	5,878
Settlement liabilities	30,062	26,202
Total current liabilities	375,655	285,039
Long-term debt	1,214,053	1,053,030
Deferred tax liability	80,381	71,356
Contract liability - long term	30,592	47,032
Operating lease liability - long-term	30,906	33,305
Derivative liability	—	5,225
Other long-term liabilities	45,861	34,317
Total liabilities	1,777,448	1,529,304
Redeemable non-controlling interests	81,857	89,155
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 59,252,142 shares issued and outstanding as of September 30, 2026 (December 31, 2025 - 61,756,639)	593	618
Additional paid-in capital	—	—
Accumulated earnings	657,019	687,696
Accumulated other comprehensive loss, net of tax	(9,385)	(66,708)
Total EVERTEC, Inc. stockholders’ equity	648,227	621,606
Non-redeemable non-controlling interest	3,615	3,231
Total equity	$651,842	$624,837
Total liabilities and equity	$2,511,147	$2,243,296

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(In thousands)	2026	2025
Cash flows from operating activities
Net income	$63,137	$107,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	120,881	85,217
Amortization of debt issue costs and accretion of discount	3,923	2,770
Operating lease amortization	4,498	5,373
Provision for expected credit losses and sundry losses	4,409	9,455
Deferred tax benefit	(18,639)	(18,944)
Share-based compensation	24,014	22,194
Loss on impairment of investment in equity investee	8,885	—
Earnings of equity investees	(3,829)	(4,290)
Dividend received from equity method investment	2,595	3,861
Loss (gain) on foreign currency remeasurement	4,646	(455)
Other, net	1,360	821
(Increase) decrease in assets:
Accounts receivable, net	(28,401)	(19,332)
Prepaid expenses and other assets	(9,172)	(10,890)
Other long-term assets	(4,734)	3,160
(Decrease) increase in liabilities:
Accrued liabilities and accounts payable	37,639	(18,249)
Income tax payable	(18,104)	(2,366)
Contract liability	(8,298)	(9,690)
Operating lease liabilities	(6,222)	(5,626)
Other long-term liabilities	(2,299)	6,468
Total adjustments	113,152	49,477
Net cash provided by operating activities	176,289	157,001
Cash flows from investing activities
Additions to software and other intangible assets	(57,274)	(50,905)
Property and equipment acquired	(17,629)	(17,020)
Acquisition of available-for-sale debt securities	(928)	(1,782)
Proceeds from maturities of available-for-sale debt securities	259	1,000
Acquisitions, net of cash acquired	(186,617)	—
Other investing activities, net	319	(896)
Net cash used in investing activities	(261,870)	(69,603)
Cash flows from financing activities
Debt issuance costs	(1,277)	—
Acquisition of redeemable non-controlling interests	(23,098)	(5,167)
Repayment of other financing agreements	(7,939)	(4,478)
Withholding taxes paid on share-based compensation	(7,394)	(8,942)
Proceeds from issuance of long term debt	184,538	—
Net increase in Revolving Facility	20,000	150,000
Dividends paid	(9,107)	(9,582)
Repurchase of common stock	(82,477)	(3,691)
Repayment of long-term debt	(17,900)	(17,900)
Settlement activity, net	(2,119)	(8,167)
Other financing activities, net	(9,940)	(2,958)
Net cash provided by financing activities	43,287	89,115
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	22,882	16,817
Net (decrease) increase in cash, cash equivalents, restricted cash and cash included in settlement assets	(19,412)	193,330
Cash, cash equivalents, restricted cash and cash included in settlement assets at the beginning of the period	348,129	314,649
Cash, cash equivalents, restricted cash, and cash included in settlement assets at end of the period	$328,717	$507,979
Cash and cash equivalents	284,104	474,738
Restricted cash	30,434	24,998
Cash and cash equivalents included in settlement assets	14,179	8,243
Cash, cash equivalents, restricted cash and cash included in settlement assets	$328,717	$507,979

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three Months Ended September 30, 2026
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$60,144	$143,622	$51,005	$58,570	$313,341	$(30,347)	$282,994
Adjusted EBITDA	$34,188	$43,247	$21,441	$20,599	$119,475	$(8,984)	$110,491

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $16.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $9.3 million from Latin America Payments and Solutions to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $4.9 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

	Three Months Ended September 30, 2025
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$55,244	$90,378	$46,753	$61,679	$254,054	$(25,467)	$228,587
Adjusted EBITDA	$29,874	$24,426	$18,611	$25,100	$98,011	$(5,400)	$92,611

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $14.9 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $7.0 million from Latin America Payments and Solutions to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $3.6 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

	Nine months ended September 30, 2026
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$179,458	$384,825	$151,711	$176,933	$892,927	$(87,190)	$805,737
Adjusted EBITDA	$105,822	$115,703	$62,764	$64,792	$349,081	$(32,209)	$316,872
(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $48.0 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $25.5 million from Latin America Payments and Solutions to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $13.8 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

	Nine months ended September 30, 2025
(In thousands)	Payment Services - Puerto Rico & Caribbean	Latin America Payments and Solutions	Merchant Acquiring, net	Business Solutions	Total Reportable Segments	Corporate and Other (1)	Total

Revenues	$166,822	$260,208	$141,694	$191,762	$760,486	$(73,500)	$686,986
Adjusted EBITDA	$94,340	$72,671	$58,972	$73,343	$299,326	$(24,711)	$274,615
(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment revenue eliminations predominantly reflect the $44.1 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction-processing of $18.8 million from Latin America Payments and Solutions to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction-processing and monitoring fees of $10.6 million from Payment Services - Puerto Rico & Caribbean to Latin America Payments and Solutions.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands, except share data)	2026	2025	2026	2025
Revenue	$282,994	$228,587	$805,737	$686,986
Currency Adjustment - Constant (1)	(6,003)	—	(21,834)	—
Constant Currency Revenue	$276,991	$228,587	$783,903	$686,986

Net income	31,513	33,460	63,137	107,524
Income tax expense (benefit)	3,550	(31)	28,056	8,175
Interest expense, net	17,347	12,518	47,381	39,895
Depreciation and amortization	43,627	28,435	120,881	85,217
EBITDA	96,037	74,382	259,455	240,811
Equity income (loss) (2)	1,073	2,129	7,395	(815)
Compensation and benefits (3)	9,083	8,133	31,862	27,727
Transaction, refinancing and other fees (4)	4,076	7,907	13,514	7,347
Loss (gain) on foreign currency remeasurement (5)	222	60	4,646	(455)
Adjusted EBITDA	110,491	92,611	316,872	274,615
Operating depreciation and amortization (6)	(20,310)	(16,892)	(59,205)	(50,416)
Cash interest expense, net (7)	(16,539)	(12,039)	(43,637)	(38,034)
Income tax expense (8)	(5,936)	(3,287)	(19,934)	(10,930)
Non-controlling interest (9)	(2,956)	(609)	(8,542)	(1,526)
Adjusted Net Income	$64,750	$59,784	$185,554	$173,709
Net income per common share (GAAP):
Diluted	$0.49	$0.51	$0.96	$1.64
Adjusted earnings per common share (Non-GAAP):
Diluted	$1.07	$0.92	$3.02	$2.69
Shares used in computing adjusted earnings per common share:
Diluted	60,421,411	64,766,300	61,424,435	64,692,541

1)Constant currency adjustment is calculated by applying prior-year monthly average foreign currency exchange rates to current-period results.
2)Represents the elimination of non-cash equity earnings from equity investments, net of dividends received and non-recurring impairment charges.
3)Primarily represents share-based compensation and severance payments.
4)Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and other non-recurring expenses.
5)Represents non-cash unrealized losses and (gains) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.
6)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
7)Represents interest expense, less interest income, as they appear on the unaudited condensed consolidated statements of income and comprehensive income (loss), adjusted to exclude non-cash amortization of the debt issue costs and premiums, and accretion of discount.
8)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete and non-recurring tax items.
9)Represents the non-controlling equity interests, net of amortization for intangibles created as part of the acquisition.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	Outlook 2026			2025
(Dollar amounts in millions, except per share data)	Low		High
Revenues (GAAP)	$1,088	to	$1,096	$932
Currency adjustment - constant (1)	(21)		(21)
Constant currency revenues (Non-GAAP)	1,067		1,075

Earnings per Share (EPS) (GAAP)	$1.66	to	$1.74	$2.20
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (2)	0.99		0.99	0.70
Merger and acquisition related depreciation and amortization (3)	1.33		1.33	0.83
Non-cash interest expense (4)	0.10		0.10	0.04
Tax effect of non-gaap adjustments (5)	(0.01)		(0.01)	(0.10)
Non-controlling interest (6)	(0.07)		(0.07)	(0.05)
Total adjustments	2.34		2.34	1.42
Adjusted EPS (Non-GAAP)	$4.00	to	$4.08	$3.62
Currency adjustment - constant (1)	(0.04)		(0.04)
Constant Currency Adjusted EPS (Non-GAAP)	$3.96		$4.04
Shares used in computing adjusted earnings per common share	61.2		61.2	64.4

(1)Constant currency adjustment is calculated by applying prior-year monthly average foreign currency exchange rates to current-period results.
(2)Represents share-based compensation, the elimination of non-cash equity earnings from equity investments, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(3)Represents depreciation and amortization expenses generated as a result of M&A activity.
(4)Represents non-cash amortization of the debt issue costs and premiums and accretion of discount.
(5)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 10% to 11%) and adjustments from certain discrete and non-recurring tax items.
(6)Represents the non-controlling equity interests, net of amortization for intangibles created as part of the acquisition.